Exhibit 13.2

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 20-F (the “Form 20-F”) for the fiscal year ended June 30, 2023 of Locafy Limited (the “Company”). I, Melvin Tan, the Chief Financial Officer of the Company, certify that, based on my knowledge:

(1)	The Form 20-F fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Date: October 11, 2023

By:	/s/ Melvin Tan
Name:	Melvin Tan
Title:	Chief Financial Officer (Principal Financial Officer)

The foregoing certification is not deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language contained in such filing.